UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2007
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.
     On August 2, 2007, CheckFree Corporation (“CheckFree”) and Fiserv, Inc. (“Fiserv”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of August 2, 2007, by and among Fiserv, CheckFree and a wholly owned subsidiary of Fiserv. In the press release under the heading “CheckFree 2007 Preliminary Earnings Per Share,” CheckFree provided expected revenue, underlying revenue, earnings per share and underlying earnings per share results for the fiscal year ended June 30, 2007. This press release contains a scrivener's error under the heading "CheckFree 2007 Preliminary Earnings Per Share." The expected amortization of acquisition-related intangible assets that will account in part for the difference between GAAP and underlying earnings per share, is approximately $43.5 million. Pursuant to General Instruction F of Current Report on Form 8-K, the information under “CheckFree 2007 Preliminary Earnings Per Share” in the press release is furnished within Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in Item 2.02 of this Form 8-K, including the information in Exhibit 99.1 under “CheckFree 2007 Preliminary Earnings Per Share,” shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Information
     CheckFree supplements its reporting of total revenues, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share.” Management believes that certain non-cash adjustments to revenues or expenses enhance its evaluation of CheckFree’s performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, integration costs associated with acquisitions, charges associated with the impairment of intangible assets, the impact of discontinued operations, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of its operations, and its management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer and Chief Operating Officer, CheckFree’s chief operating decision makers, who use this information in allocating resources to the various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenues and decrease controllable costs, CheckFree uses underlying revenues and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenues, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
     Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, CheckFree believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of CheckFree’s management and its core business performance. CheckFree’s underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
Item 9.01  Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

99.1	Joint Press Release issued by Fiserv, Inc. and CheckFree Corporation dated August 2, 2007.*
* Press Release is being “furnished” (not filed) under Item 2.02 of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: August 2, 2007	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release issued by Fiserv, Inc. and CheckFree Corporation dated August 2, 2007.*
* Press Release is being “furnished” (not filed) under Item 2.02 of this Current Report on Form 8-K.